Exhibit 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 10, 2003, accompanying the financial statements of Freedom Bancshares, Inc. contained in the Registration Statement on Form SB-2 and prospectus. We consent to the use of the aforementioned report in the Registration Statement and prospectus, and to the use of our name as it appears under the caption "Experts".




                                                 /s/Francis & Co., CPAs


Marietta, Georgia
March 31, 2003



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